UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GHL ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation or Organization)	22-1344998 (I.R.S. Employer Identification Number)

300 Park Avenue, 23rd Floor New York, New York (Address of principal executive offices)	10022 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered

Units, each consisting of one share of Common Stock and one Warrant	The NASDAQ Stock Market LLC

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Warrants, exercisable for Common Stock at an exercise price of $7.00 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file numbers to which this form relates: 333-147722 and 333-159673

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the common stock, par value $0.001 per share (the “Common Stock”), the warrants, exercisable for Common Stock at an exercise price of $7.00 per share (the “Warrants”) and units, each consisting of one share of Common Stock and one Warrant (the “Units”) of GHL Acquisition Corp. (“GHL Acquisition”).  GHL Acquisition will be renamed Iridium Communications Inc. immediately following the closing of its acquisition of Iridium Holdings LLC.  The description of the Common Stock, Warrants and Units contained in the section entitled “Description of Securities” in GHL Acquisition’s registration statement on Form S-1 (Registration No. 333-147722), which was declared effective by the Securities and Exchange Commission (“SEC”) on February 14, 2008 and in the section entitled “Description of GHQ’s Securities Following the Acquisition” in GHL Acquisition’s definitive proxy statement on Schedule 14A filed with the SEC on August 28, 2009 are hereby incorporated by reference herein.

Item 2: Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

3.3
Form of Second Amended and Restated Certificate of Incorporation, incorporated herein by reference to Annex B of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 28, 2009

4.1	Specimen Unit Certificate, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008

4.2
Specimen Common Stock Certificate, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008

4.3
Amended and Restated Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, incorporated herein by reference to the Registrant’s current report on Form 8-K filed on February 26, 2008

4.4	Specimen Warrant Certificate, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-147722), which was declared effective on February 14, 2008

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GHL Acquisition Corp.

By:	/s/ Robert H. Niehaus
Name:	Robert H. Niehaus
Title:	Chief Executive Officer

Date: September 23, 2009